UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):    April 8, 2021

ATHENA GOLD CORPORATION

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-51808	90-0158978
(State or other jurisdiction of incorporation)	Commission File Number	(I.R.S. Employer Identification number)

2010 A Harbison Drive # 312, Vacaville, CA 95687
(Address of principal executive offices)                    (Zip Code)

Registrant's telephone number, including area code:   (707)  291-6198

______________________________________________________

(Former name or former address, if changed since last report)

___	Written communications pursuant to Rule 425 under the Securities Act
___	Soliciting material pursuant to Rule 14a-12 under the Exchange Act
___	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act
___	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act

Securities registered pursuant to Section 12(b) of the Act:

Title of each Class	Trading Symbol	Name of each exchange on which registered
N/A	N/A	N/A

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company [ X ]

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised ﬁnancial accounting standards provided pursuant to Section 13(a) of the Exchange Act.   [   ]

1

ITEM 7.01	REGULATION FD DISCLOSURE

On April 8, 2021 Athena Gold Corporation, a/k/a Athena Silver Corporation (the “Company”) issued a press release announcing the appointment of Markus Janser and John Hiner as independent directors effective March 22, 2021. The appointments of Janser and Hiner were first reported on the Company’s Current Report on Form 8-K dated March 22, 2021 and filed with the Securities and Exchange Commission on March 29, 2021. A copy of the press release is filed herewith as Exhibit 99.1.

“We are excited to add Markus and John to our Board of Directors as we advance our plans to apply for a listing on the Canadian Stock Exchange. Markus brings a successful international finance and capital markets background currently serving on the board of directors of Nubian Resources Ltd. (TSXV:NBR) and John is a respected experienced geologist who focuses on the identification, acquisition, financing and development of economic resource projects and adds significantly to our in-house technical abilities,” Stated John Power, President of Athena.

The information in this Current Report on Form 8-K furnished pursuant to Item 7.01, including Exhibit 99.1, shall not be deemed to be “filed” for the purposes of Section 18 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”), or otherwise subject to liability under that section, and they shall not be deemed incorporated by reference in any filing under the Securities Act of 1933, as amended, or the Exchange Act, except as shall be expressly set forth by specific reference in such filing. By filing this Current Report on Form 8-K and furnishing this information pursuant to Item 7.01, the Company makes no admission as to the materiality of any information in this Current Report on Form 8-K, including Exhibit 99.1, that is required to be disclosed solely by Regulation FD.

ITEM 9.01:	FINANCIAL STATEMENTS AND EXHIBITS

Exhibits

Item	Title
99.1	Press Release

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Athena Gold Corporation

Date: April 8, 2021	By: /s/ John C. Power
John C. Power, President